Exhibit T3A.2.88

State of Delaware Secretary of State Division of Corporations Delivered 06:35 PM 01/14/2009 FILED 06:24 PM 01/14/2009 SRV 090038368 - 4645131 FILE

REDICLINIC ASSOCIATES, INC.

CERTIFICATE OF INCORPORATION

ARTICLE I

The name of the Corporation is RediClinic Associates, Inc.

ARTICLE II

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business and purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

This Corporation is authorized to issue one class of stock designated "Common Stock." The total number of shares of Common Stock that this Corporation is authorized to issue is one thousand (1,000) shares with a par value of $0.0001 per share.

The holders of outstanding shares of Common Stock shall possess voting power for the election of directors and for other matters requiring stockholder action. Each share of Common Stock shall entitle the holder to one vote. Dividends may be declared and paid or set apart for payment to the holders of shares of Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, and may be payable in cash, stock or otherwise. In the event of any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed to the holders of Common Stock ratably according to the number of shares of Common Stock held by them.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote on the action were present and voted. Any such written consents shall be executed, dated, and filed with the Corporation in the manner required by Section 228 of the General Corporation Law of the State of Delaware.

55381747.1               1

ARTICLE VII

Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VIII

All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors of the Corporation, are hereby conferred upon the Board of Directors of the Corporation.

In furtherance and not in limitation of the foregoing provisions of this Article Eighth, and for the purpose of the orderly management of the business and the conduct of the affairs of the Corporation, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal from time to time the bylaws of the Corporation, subject to the right of the stockholders of the Corporation entitled to vote thereon to adopt, amend or repeal bylaws of the Corporation.

ARTICLE IX

(a)            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a prior, current and future director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal, amendment or modification of this Article Ninth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

(b)            The Corporation shall indemnify any director or officer to the fullest extent permitted by Delaware law.

55381747.1               2

ARTICLE X

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XII

The name of the incorporator is William Barker, whose mailing address is 130 I McKinney, Suite 5100, Houston, Texas 77010-3095.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General ·Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true. Accordingly, I have hereunto set my hand this 14th day of January, 2009.

/s/ William Barker
William Barker

55381747.1               3

State of Delaware Secretary of State Division of Corporations Delivered 11:59 AM 03/28/2014 FILED 11:59 AM 03/28/2014 SRV 140409996 - 4645131 FILE

CERTIFICATE OF RENEWAL

AND

REVIVAL OF CHARTER

RediClinic Associates, Inc., a corporation organized under the laws of the State of Delaware on January 14, 2009 (the "Corporation"), does hereby certify as follows:

1.            The name of the Corporation is RediClinic Associates, Inc. (herein after called the "Corporation").

2.            The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

3.            This renewal and revival of the Corporation is to be perpetual.

4.            The Corporation was duly organized until March 1, 2011, at which time its charter was declared inoperative and void.

5.            This Certificate for Renewal and Revival is filed by authority of the duly elected directors of the Corporation in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name by its last and acting officers this 27 day of March, 2014.

REDICLINIC ASSOCIATES, INC.

By:	/s/ WEB GOLINKIN
Name:	WEB GOLINKIN
Title:	CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:06 AM 12/31/2014
FILED 08:06 AM 12/31/2014
SRV 141602112 - 4645131 FILE

CERTIFICATE OF MERGER

OF

RC ASSOCIATES LLC

INTO

REDICLINIC ASSOCIATES, INC.

December 31, 2014

Pursuant to Section 18-209 of the Limited Liability Company Act of the State of Delaware and Section 264 of the General Corporation Law of the State of Delaware.

FIRST: The name and jurisdiction of formation or organization and domicile of each of the constituent entities is: RC·Associates LLC, which was formed as and is a Delaware limited liability company (the "LLC") and RediClinic Associates, Inc., which was organized as and is a Delaware corporation (the "Corporation'').

SECOND: The LLC and the Corporation have entered into an Agreement and Plan of Merger, dated as of December 31, 2014 (the "Merger Agreement''), providing for the merger of the LLC with and into the Corporation pursuant to Section 18-209 of the Limited Liability Company Act of the State of Delaware (the "DLLCA'') and Sections 251 and 264 of the General Corporation Law of the State of Delaware (the "DGCL''). The Merger Agreement has been approved, adopted, certified, executed and acknowledged in accordance with Sections 18-204 and 18-209 of the DLLCA in the case of the LLC and Sections 103, 251 and 264 of the DGCL in the case of the Corporation.

THIRD: The Corporation shall be the surviving entity of the merger and the Certificate of Incorporation of the Corporation shall be its Certificate of Incorporation.

FOURTH: The Merger Agreement is on file at the offices of the Corporation at 30 Hunter Lane, Camp Hill, Pennsylvania 17011. A copy of the Merger Agreement will be furnished by the Corporation, on request and without cost, to any member of the LLC or to any stockholder of the Corporation.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation bas caused this Certificate of Merger to be signed by its duly authorized officer in its corporate name as of the date first written above.

REDICLINIC ASSOCIATES, INC.

By:	/s/ Jamesh J.Comitale
Name: Jamesh J.Comitale
Title: Vice President & Assistant Secretary

[Signature Page to Certificate of Merger]